UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 15, 2007
___________________

J. L. Halsey Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-10875	01-0579490
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification Number)

103 Foulk Road, Suite 205Q
Wilmington, DE		19803
(Address of principal		(Zip code)
executive offices)

Registrant's telephone number, including area code: (302) 691-6189

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

J. L. Halsey Corporation (the “Company”) furnished to the Securities and Exchange Commission (“SEC”) a current report on Form 8-K on May 15, 2007, in which it disclosed, in Exhibit 99.1, a press release dated May 15, 2007, announcing the Company’s financial results for the fiscal quarter and nine months ended March 31, 2007. Pursuant to a Form 8-K filed with the SEC on September 17, 2007, the Company disclosed under Item 4.02 that its financial statements for the fiscal quarters ended September 30, 2006, December 31, 2006 and March 31, 2007, should no longer be relied upon to the extent necessary to address the issue described below. The Company has addressed the issue through the restatement of its financial statements for the applicable quarters, which are set forth in full in the Forms 10-Q/A for the quarters ended September 30, 2006, December 31, 2006 and March 31, 2007, as filed with the SEC on September 25, 2007. This Form 8-K/A describes the changes made to the Company’s financial statements for the fiscal quarter and nine months ended March 31, 2007.

Item 2.02 Results of Operations and Financial Condition.

On September 15, 2007, following extensive discussions with the Company’s management and the Company’s independent accounting firm, the Company’s Audit Committee concluded that the Company should restate previously-issued financial statements included in the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 2006, December 31, 2006 and March 31, 2007. The restatements were necessary to reflect applicable accounting guidance relating to the calculation, as a non-cash interest expense, of the intrinsic value of the beneficial conversion feature of the $10 million promissory note issued by the Company to LDN Stuyvie Partnership on August 16, 2006 (the “Promissory Note”).

For the quarter ended March 31, 2007, the Company originally accounted for interest expense, including the interest expense on the Promissory Note, as an all cash expense of $432,000. Instead, interest expense should have been calculated as a cash expense of $432,000 plus the intrinsic value for the period of the beneficial conversion feature of the Promissory Note, as a non-cash interest expense, of $253,000. As a result of the increase in interest expense, net income decreased from $639,000 or $0.01 per share to $386,000 or $0.00 per share for the quarter ended March 31, 2007.

For the nine months ended March 31, 2007, the Company originally accounted for interest expense, including the interest expense on the Promissory Note, as an all cash expense of $1,494,000. Instead, interest expense should have been calculated as a cash expense of $1,494,000 plus the intrinsic value for the period of the beneficial conversion feature of the Promissory Note, as a non-cash interest expense, of $1,294,000. As a result of the increase in interest expense, the net loss increased from $430,000 ($0.00 per share) to $1,724,000 ($0.02 per share) for the nine months ended March 31, 2007.

The Company also disclosed in its press release dated May 15, 2007 that non-GAAP net income for the fiscal quarter and nine months ended March 31, 2007 was $1,839,000 or $0.02 per share and $2,515,000 or $0.03 per share, respectively. Non-GAAP net income excludes amortization of intangibles, non-cash stock-based compensation expense and gains or losses on discontinued operations. As a result of the $253,000 increase in interest expense for the quarter and the $1,294,000 increase in interest expense for the nine months, the non-GAAP net income was reduced to $1,586,000 or $0.02 per share for the fiscal quarter and $1,221,000 or $0.01 per share for the nine months ended March 31, 2007.

There is no impact on the financial results of the Company, as reported in the originally furnished Form 8-K, other than as described above.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. L. HALSEY CORPORATION

By:	/s/ Luis A. Rivera
Name:	Luis A. Rivera
Title:	Chief Executive Officer

Date: October 5, 2007